Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cellular Biomedicine Group, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated March 31, 2015, relating to the consolidated financial statements of Cellular Biomedicine Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the  year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Phoenix, Arizona
May 27, 2016